FORM 8-K



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                             SECURITIES ACT OF 1934


         Date of Report (Date of earliest event reported): Feb 25, 2003



                          THE HARTCOURT COMPANIES INC.
             (Exact name of registrant as specified in its charter.)


                                      Utah
                    (State of incorporation or organization)


                                    001-12671
                            (Commission File Number)


                                   87-0400541
                      (I.R.S. Employee Identification No.)


               2500E. Colorado Blvd. Suite 301 Pasadena, CA 91107
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (626) 844 2437

Item 1.           Changes in Control of Registrant

                  None


Item 2.           Acquisition or Disposition of Assets

                           On February 14, 2001, The Hartcourt Companies,  Inc.,
                  a Utah Corporation (Registrant), signed a definitive agreement to purchase of 45% of all of the interest of HuaQing
                  Corporation Development Co. Ltd. and HuaQing Economics Development Co. Ltd. ("HuaQing"), for a total consideration of $2,202,545. The purchase price will be paid by issuance of 15,960,474 restricted common shares of the Registrant.

                           HuaQing,   founded  in  1992  in   Shanghai,   China,
                  specializes in the niche DIY (do-it-yourself) PC marketing and distribution. The company owns and operates 11 DIY stores in Shanghai area, helping customers build their own PCs with components, technology and after sales support provided by HuaQing. Huaqing was officially promoted as one of the top 100 Hi-Tech enterprises by the Shanghai Government's Science and Technology Commission in 2001 and 2002. It was recently voted by IDG's Computer World (China) as one of the Top 100 Computer Marketing Companies in China.

                           The  Registrant   does  not  intend  any  changes  in
                  management and will operate Huaqing as a subsidiary of the Company.


Item 3.           Bankruptcy or Receivership

                  None


Item 4.           Changes in Registrant's Certifying Accountant

                  None

Item 5.           Other Events

                  None


Item 6.           Resignation of Registrant's Directors

                  None

Item 7.           Financial Statements and Exhibits

                           The   unaudited   pro   forma   condensed   financial
                  statements will be filed at a later date.

Item 8.           Change in Fiscal Year

                  None



                                    SIGNATURE


                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               THE HARTCOURT COMPANIES INC.



Dated: Feb 25, 2003                            By: /s/ David Chen
                                               ------------------
                                               David Chen
                                               Acting Chief Executive Officer